PowerSchool Announces Second Quarter 2021 Financial Results
FOLSOM, CA – September 9, 2021: PowerSchool Holdings, Inc. (NYSE: PWSC) ("PowerSchool" or the “Company”), the leading provider of cloud-based software for K-12 education, today announced financial results for its second quarter ended June 30, 2021.
“The demand for our unified solutions that help accelerate learning outcomes and improve school operations is demonstrated by continued business momentum driving strong and balanced results in the second quarter,” said Hardeep Gulati, PowerSchool CEO. “We believe our unified solutions are filling that need for our customers and are helping to drive real impact within their communities. The funding environment for K-12 education remains robust and has resulted in continued investments in technology from our school and district customers, and the momentum we are seeing gives us confidence in our ability to deliver on our 2021 and 2022 plans.”
Second Quarter 2021 Financial Results
•Total revenue was $145.4 million for the three months ended June 30, 2021, up 41.0% year-over-year.
•Subscriptions and Support revenues were $121.8 million, up 37.5% year-over-year.
•Gross Profit was $85.6 million, or 58.9% of total revenue, compared to 57.1 million, or 55.4% of total revenue, in the prior year period. Adjusted Gross Profit was $99.6 million, or 68.5% of total revenue, compared to $67.3 million, or 65.2% of total revenue, in the prior year period.
•Net loss was $2.5 million compared to $12.4 million in the prior year period, an improvement of 79.5% year-over-year. Adjusted EBITDA was $50.2 million compared to $31.6 million in the prior year period, up 58.8% year-over-year. Adjusted EBITDA margin was 34.5%, up 12.6% year-over-year.
•Net cash provided by operations was $0.5 million, compared to net cash used in operations of $5.9 million in the prior year period. Free cash flow was negative $11.9 million compared to negative $14.6 million in the prior year period. Unlevered free cash flow was $5.6 million compared to $8.9 million in the prior year period.
•Annual Recurring Revenue (ARR) was $526.6 million (including the impact from our most recent acquisition), up 30.7% year-over-year.
•Net Revenue Retention Rate was 108.0%, compared to 107.0% in the prior year period.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights
•PowerSchool became a publicly listed company on the New York Stock Exchange after completing its initial public offering ("IPO") on July 30, 2021, raising $673.2 million, net of underwriting discounts and commissions, used primarily to pay down debt. Subsequent to the IPO, on August 10, 2021, the underwriters exercised their option to purchase additional shares, raising an additional $92.9 million, net of underwriting discounts and commissions.
•PowerSchool pledged $1 million of the IPO proceeds to the PowerSchool Education Fund which aims to provide over 2,500 education students from diverse backgrounds with financial support to cover their teacher certification.
•PowerSchool had continued success with over 400 cross-sell transactions in the second quarter of 2021, including Miami-Dade County Public Schools, the fourth largest school district by student enrollment in the U.S., selecting to deploy Unified Classroom™ Schoology Learning and the South Carolina State Department of Education expanding their PowerSchool SIS deployment with eCollect Forms.
•PowerSchool launched Unified Classroom™ 2021, bringing together market-leading K-12 classroom technology to simplify teaching and learning.

•PowerSchool received recognition as Best Learning Management System and Best Data Management Solution for its Unified Classroom™ Schoology Learning and Unified Insights™ Powered by Hoonuit as part of the Software & Information Industry’s (SIIA) 2021 CODiE Awards.
•Hardeep Gulati was recognized as EdTech CEO of the year by the EdTech Breakthrough Awards.
•PowerSchool added Ronald McCray to its board of directors and audit committee, bringing his history of leadership in large organizations and public company board experience to PowerSchool's board of directors.

Commenting on the Company’s financial results, Eric Shander, PowerSchool CFO added, “Our results this quarter reflected the momentum in the environment, and our ability to drive continued Annualized Recurring Revenue growth through new customer acquisition, cross-selling opportunities, and our recent strategic acquisition of Hobsons. We remain focused on delivering for our customers by providing market leading cloud-based solutions powering the K-12 education ecosystem.”

Financial Outlook

The Company currently expects the following results:
Quarter ending September 30, 2021 (in millions)

Total revenue	$140	to	$143
Adjusted EBITDA *	$36	to	$39
Year ending December 31, 2021 (in millions)

Total revenue	$542	to	$545
Adjusted EBITDA *	$150	to	$153

* Adjusted EBITDA, a non-GAAP financial measure was not reconciled to net loss, the most closely comparable GAAP financial measure because net loss is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net loss for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net loss. The foregoing financial outlook reflects the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”
Conference Call and Webcast Information
PowerSchool will host a conference call to discuss the second quarter 2021 financial results on September 9, 2021 at 5:00 p.m. Eastern Time (“ET”). Those wishing to access the call should register through the following link prior to the scheduled conference call time: https://www.incommglobalevents.com/registration/q4inc/8489/powerschool-second-quarter-2021-earnings-conference-call/. After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open through the time of the live call, however to ensure you are connected for the full call, we suggest registering one day in advance or at a minimum, ten (10) minutes before the start of the call.

A live audio webcast of the conference call will also be available through PowerSchool’s Investor Relations website at https://investors.powerschool.com/home/. A replay of the conference call will be available within two hours of the conclusion of the live call through PowerSchool’s Investor Relations website. The replay will be available until September 16, 2021.

About PowerSchool
PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments and analytics in one unified platform. PowerSchool supports over 45 million students globally and more than 12,000 customers, including 93 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries.

Forward Looking Statements
Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s prospectus dated July 27, 2021 filed with the Securities Exchange Commission (“SEC”) in connection with our IPO. Copies of such filing may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). Beginning in the first quarter of 2021, we intend to exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, unit-based compensation expense, restructuring and acquisition-related expenses and amortization of acquired intangible assets and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, unit-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Adjusted EBITDA: Adjusted EBITDA is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to net income (loss), as determined by GAAP. We define Adjusted EBITDA as net (loss) income adjusted for net interest expense, depreciation and amortization, provision for (benefit from) income tax, unit-based compensation expense, management fees, restructuring expense, and acquisition-related expense. We use Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Adjusted EBITDA facilitates comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting our results of operations.
Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash provided by operating activities less, cash used for purchases of property and equipment and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.

These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue:
Subscriptions and support	$121,763	$88,533	$224,854	$176,254
Service	16,083	11,841	29,036	22,404
License and other	7,557	2,762	9,660	4,553
Total revenue	145,403	103,136	263,550	203,211

Cost of revenue:
Subscriptions and support	33,632	26,681	62,664	51,905
Service	12,795	9,438	23,489	19,040
License and other	531	320	929	615
Depreciation and amortization	12,846	9,588	24,602	18,917
Total cost of revenue	59,804	46,027	111,684	90,477
Gross profit	85,599	57,109	151,866	112,734

Operating expenses:
Research and development	21,929	15,836	40,474	32,927
Selling, general, and administrative	30,653	22,348	55,984	46,130
Acquisition costs	177	—	5,780	2
Depreciation and amortization	16,154	13,871	30,713	27,817
Total operating expenses	68,913	52,055	132,951	106,876
Income from operations	16,686	5,054	18,915	5,858
Interest expense - Net	21,297	17,400	38,559	36,951
Other expense (income) - Net	(376)	61	(233)	(1,780)
Loss before income taxes	(4,235)	(12,407)	(19,411)	(29,313)
Income tax benefit	(1,690)	(18)	(17,349)	(42)
Net loss	$(2,545)	$(12,389)	$(2,062)	$(29,271)

Other comprehensive income (loss) - Foreign currency translation	(381)	183	(228)	(345)
Total other comprehensive income (loss)	(381)	183	(228)	(345)
Comprehensive loss	$(2,926)	$(12,206)	$(2,290)	$(29,616)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	June 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$22,533	$52,734
Accounts receivable – net of allowance of $4,133 and $7,869, respectively	57,349	47,977
Prepaid expenses and other current assets	32,060	22,799
Total current assets	111,942	123,510

Property and equipment - net	16,783	17,069
Capitalized product development costs - net	70,868	58,894
Goodwill	2,446,869	2,213,367
Intangible assets - net	846,147	763,459
Other assets	37,433	24,401
Total	$3,530,042	$3,200,700

Liabilities and Members’ Equity
Current Liabilities:
Accounts payable	$14,678	$11,145
Accrued expenses	59,553	53,698
Deferred revenue, current	169,972	229,622
Revolving credit facility	95,000	40,000
Current portion of long-term debt	8,450	8,450
Total current liabilities	347,653	342,915

Noncurrent Liabilities:
Other liabilities	7,650	7,535
Deferred taxes	17,195	6,483
Deferred revenue -net of current	4,198	5,568
Long-term debt, net	1,475,474	1,160,326
Total liabilities	1,852,170	1,522,827
Commitments and contingencies

Members’ Equity:
Members’ investment	1,858,019	1,855,730
Accumulated other comprehensive income	213	441
Accumulated deficit	(180,360)	(178,298)
Total members’ equity	1,677,872	1,677,873
Total	$3,530,042	$3,200,700

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(2,545)	$(12,389)	$(2,062)	$(29,271)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,663	1,934	3,283	3,874
Amortization of intangible assets	23,534	19,639	44,721	39,280
Amortization of capitalized product development costs	3,804	1,889	7,310	3,584
Loss on disposal/retirement of property and equipment	4	93	4	101
Provision for allowance for doubtful accounts	(272)	(103)	(262)	(38)
Management incentive unit-based compensation	1,373	1,409	2,737	2,822
Amortization of debt issuance costs and discount	4,226	1,367	6,464	2,735

Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	(15,698)	(18,721)	(735)	(11,743)
Prepaid expenses and other current assets	8,778	896	4,266	(1,559)
Other assets	(8,422)	(1,976)	(10,535)	(2,171)
Accounts payable	4,848	8,711	1,669	6,184
Accrued expenses	11,135	2,009	1,800	(9,736)
Other liabilities	(43)	(60)	(43)	(110)
Deferred taxes	(2,672)	(16)	(18,892)	(138)
Deferred revenue	(29,190)	(10,558)	(90,659)	(49,717)
Net cash provided by (used in) operating activities	523	(5,876)	(50,934)	(45,903)

Cash flows from investing activities:
Purchases of property and equipment	(1,831)	(200)	(2,172)	(1,766)
Proceeds from sale of property and equipment	—	3	13	3
Investment in capitalized product development costs	(10,572)	(8,535)	(19,137)	(16,794)
Acquisitions—net of cash acquired	—	330	(318,919)	321
Other	34	—	95	—
Net cash used in investing activities	(12,369)	(8,402)	(340,120)	(18,236)

Cash flows from financing activities:
Proceeds from Revolving Credit Agreement	10,000	20,000	55,000	61,000
Proceeds from Bridge Loan	—	—	315,200	—
Repayment of First Lien Debt	(1,938)	(1,938)	(3,875)	(3,875)
Repayment of Incremental Facility	(175)	(175)	(350)	(175)
Payments for repurchase of management incentive units	—	(989)	(448)	(989)
Payments of deferred offering costs	(1,268)	—	(2,655)	—
Payment of debt issuance costs	(1,600)	—	(2,100)	—
Repayment of capital leases	(62)	(17)	(108)	(36)
Net cash provided by financing activities	4,957	16,881	360,664	55,925

Effect of foreign exchange rate changes on cash	$(178)	$886	$189	$(1,203)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(7,067)	3,489	(30,201)	(9,417)
Cash, cash equivalents, and restricted cash—Beginning of period	30,112	26,585	53,246	39,491
Cash, cash equivalents, and restricted cash—End of period	$23,045	$30,074	$23,045	$30,074

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020

Gross profit	$85,599	$57,109	$151,866	$112,734
Depreciation	439	419	832	770
Unit-based compensation(1)	81	81	162	161
Restructuring(2)	893	319	1,480	417
Acquisition-related expense(3)	168	196	251	188
Amortization	12,407	9,169	23,769	18,148
Adjusted Gross Profit	$99,587	$67,293	$178,360	$132,418
Gross Profit Margin(4)	58.9%	55.4%	57.6%	55.5%
Adjusted Gross Profit Margin(5)	68.5%	65.2%	67.7%	65.2%

(1) Refers to expenses flowing through gross profit associated with unit-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities, facility closures and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020

Net loss	$(2,545)	$(12,389)	$(2,062)	$(29,271)
Add:
Amortization	27,337	21,525	52,031	42,861
Depreciation	1,663	1,934	3,283	3,874
Net interest expense(1)	21,297	17,351	38,552	36,859
Income tax benefit	(1,690)	(18)	(17,349)	(42)
Unit-based compensation	1,373	1,410	2,737	2,822
Management fees(2)	115	257	191	495
Restructuring(3)	1,200	674	2,737	788
Acquisition-related expense(4)	1,476	892	7,738	2,339

Adjusted EBITDA	$50,226	$31,636	$87,858	$60,725
Adjusted EBITDA Margin(5)	34.5%	30.7%	33.3%	29.9%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.

(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to COVID-19.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Cash Provided by (used in) Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$523	$(5,876)	$(50,934)	$(45,903)
Less:
Purchases of property and equipment	1,831	200	2,172	1,766
Capitalized product development costs	10,572	8,535	19,137	16,794

Free Cash Flow	$(11,880)	$(14,611)	$(72,243)	$(64,463)

Add:
Cash paid for interest on outstanding debt	17,457	23,485	31,645	42,315

Unlevered Free Cash Flow	$5,577	$8,874	$(40,598)	$(22,148)

Category: PWSC-F

Source: PowerSchool Holdings, Inc.

Investor Contact:
Alan Taylor
SVP, Corporate Development & Investor Relations
PowerSchool Holdings, Inc.
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Jenna Mills
Manager, PR & Communications
PowerSchool Holdings, Inc.
public.relations@powerschool.com